Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is executed on this 2nd day of September, 2008, to be effective May 1, 2007 (“Effective Date”) between PETROSEARCH ENERGY CORPORATION, a Nevada corporation  ("Company") and RICHARD D. DOLE (“Employee”).

RECITALS:

A.          Company has been capitalized under the laws of the State of Nevada in order to acquire and develop key oil and gas development prospects across the United States.

B.           Company desires to engage the services of Employee as an executive officer for the Company.

TERMS OF AGREEMENT:

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of the mutual covenants contained herein, Company and Employee agree as follows:

1.           Engagement/Term/Renewal Term.  Company shall employ Employee as President and Chief Executive Officer for a period of two (2) years from the Effective Date, subject to the termination provisions herein (the “Term”), and Employee hereby agrees to be engaged by Company for the Term in such capacity.    This Agreement shall automatically expire at the end of the indicated term unless extended in writing by Company.   Bonuses shall not be deemed to be accrued and part of any severance package unless and until the Board of Directors has declared and awarded the particular bonus to the particular Employee.  THIS AGREEMENT SUPERSEDES AND REPLACES THE PRIOR EMPLOYMENT AGREEMENT BETWEEN THE PARTIES DATED NOVEMBER 15, 2004, AMENDED MAY 18, 2005 (“PRIOR AGREEMENT”) AND UPON EXECUTION HEREOF BY THE PARTIES, THE PRIOR AGREEMENT SHALL BE DEEMED TO BE TERMINATED AND OF NO FURTHER EFFECT.

2.           Employment/Other Engagements.  Company  hereby stipulates that Employee shall have the right to serve in a similar capacity with another entity and serve on other Boards of Directors. The Board has  established  Conflict Resolution Guidelines to be used by the Board to identify and monitor business conflict activities, if any, the might occur in the future.

3.           Compensation.  Employee shall be compensated for his services as follows:

a.           Base Salary.  As compensation to Employee for the performance of his duties or obligations under this Agreement, Company shall pay Employee a base salary (the “Base Salary”) of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) annually, payable monthly, in semi-monthly installments of TEN THOUSAND FOUR HUNDRED SIXTEEN AND 66/100 DOLLARS ($10,416.66) each during the term of this Agreement.

b.           Bonus.  In addition to receiving the Base Salary described in Section 3.a., Employee may be awarded such bonuses from time to time as are recommended by the CEO (including Employee, while Employee occupies that office) to the Board of Directors, and then reviewed and approved by the Compensation Committee of the Board of Directors (or, alternatively, approved by the Board of Directors directly without committee recommendation should such committee be non-existent or inactive).

c.           Company Related Travel.  Employee shall be reimbursed, upon submission of receipts and proper documentation, for any and all Company related travel away from the principal office (Houston, Texas), including coach airfare, hotel and meals (subject to the expenditure limitations imposed by Company).

d.           Documented Out-of-Pocket Expenses.  Employee shall be promptly reimbursed for all other reasonable out-of-pocket expenses incurred on behalf of Company which are properly documented to Company; including, long distance telephone charges on telephones other than Company’s office phones.

e.           Medical/Dental Insurance.  Employee shall be entitled during the Term, upon satisfaction of all eligibility requirements, to participate in all health, dental, disability, life insurance, retirement and other benefit programs now or hereafter established by Company and shall receive such other benefits as may be approved from time to time by the CEO.

4.           Death or Disability.  Upon the death or long term disability of the Employee, this Agreement will automatically terminate, and the Employee (or his heirs in the case of death) will be entitled to twelve (12) months of Base Salary and benefits as listed above.  All of the Employee’s outstanding warrants and deferred stock awards shall become exercisable upon the date of death or long term disability, and the warrants shall remain outstanding and exercisable per the terms of the warrant agreement

5.           Acknowledgment of Legislative Impact Upon Taxation.  Company and Employee acknowledge and agree that Employee may in the future be awarded stock or warrant-based compensation as a bonus or as part of a plan implemented to benefit a group.  Employee acknowledges that he/she has been advised of proposed legislative enactments which create uncertainty regarding future taxation of such stock or warrant-based compensation.  Such compensation may be refused by Employee, if offered, but the Company shall have no duty to keep Employee apprised of the legislative enactments regarding taxation and shall have no liability for adverse tax consequences to Employee should Employee accept such stock or warrant-based compensation unless otherwise provided in this Agreement.

6.           Duties and Obligations.  Employee shall perform the tasks consistent with the executive office designated herein and such other reasonable tasks directed by the Board of Directors, from time to time, as well as those duties and tasks customarily attributable to the assignment assumed as described in paragraph 1 above.   Employee hereby covenants and agrees to perform the services for which he is hereby retained in good faith and with reasonable diligence in light of attendant circumstances.

7.           Termination for Cause by Company.  This Agreement may be terminated for “cause” by Company immediately, without prior notice (except as indicated herein below) and without severance pay.  For purposes hereof, “cause” shall mean any of the following events:

a.           Any embezzlement or wrongful diversion of funds of Company or any affiliate of Company by Employee;

b.           Malfeasance, poor performance as to core or delegated job assignments in the opinion of the Board of Directors or insubordination by Employee in the conduct of such duties;

c.           Failure to observe or strictly adhere to all Company policies put into effect and/or amended from time to time, including, without limitation, the Conflict Resolution Guidelines referenced in paragraph 2 above.

d.           Abandonment by Employee of his job duties.

e.           Competing with the Company or otherwise diverting away from the Company business opportunities intended for the Company or which could reasonably benefit the Company’s core business exclusive of the identified conflicts, if any, which are subject to the Conflict Resolution Guidelines.

f.            Other material breach of this Agreement by Employee that remains uncured for a period of at least thirty (30) days following written notice from Company to Employee of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach; or

g.           Conviction of Employee or the entry of a plea of nolo contendere or equivalent plea of a felony in a court of competent jurisdiction, or any other crime or offense involving moral turpitude.

8.           Termination for Good Reason by Employee.  This Agreement may be terminated for “good reason” by Employee which, if so terminated, shall give rise to the severance pay provisions set forth in paragraph 10 below.  For purposes hereof, “good reason” shall mean only material breach of this Agreement by the Company that remains uncured for a period of at least thirty (30) days following written notice from Employee to Company of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach.

9.           Termination Upon a Change in Control.  Employee shall have the right, in his discretion, to terminate employment under this Agreement as a result of a Change in Control (as defined below).  In the event that Employee is involuntarily terminated or voluntarily elects to terminate his employment upon a Change in Control, then Employee shall be entitled to the severance pay benefits described in paragraph 10 below.

For purposes hereof, a “Change in Control” shall mean the occurrence during the Term of any of the following events (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.  A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a “Non-Control” Acquisition, (ii) the sale or other disposition of all or substantially all of the business or assets of the Company to any person (other than a transfer to a Subsidiary); or (iii)  a merger, consolidation or reorganization involving the Company (other than with a Subsidiary).

10.         Severance Pay Provisions/Effect of Termination Without Cause by Company, With Good Reason by Employee or Due to Change in Control.

a.           In the event that (i) this Agreement is terminated by Company without “cause”, (ii) Employee terminates his employment for “good reason”, (iii) Employee’s employment is voluntarily (by Employee) or involuntarily terminated upon a “Change in Control”, (iv) the Term of this Agreement expires without the occurrence of any of the events listed in (i), (ii) or (iii) above, then Employee shall be entitled to severance pay from Company equal to a lump cash sum of $850,000  (the “Severance Cash Sum”), whether notice of termination is delivered by Company or Employee.

b.           The Severance Cash Sum provided for in paragraph 10a above shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Company severance or termination plan, program, practice or arrangement and in lieu of any remedial sum available under any legal theory of recovery under applicable law.  The limitation of Employee’s severance to the Severance Cash Sum shall not affect or impair Employee’s existing warrants or stock options, existing 401K accrued benefits, existing life insurance, or Employee’s ability to avail himself of COBRA benefits or indemnification insurance and benefits for matters subject to indemnification, whether pending at termination or arising subsequent to termination.

11.         Time of Essence, Attorneys Fees.  Time is of the essence with respect to this Agreement and same shall be capable of specific performance without prejudice to any other rights or remedies under law.  If either party  seeks to enforce, in law or in equity (including any arbitration proceeding), any provision contained herein, then the prevailing party in such proceeding shall be entitled to attorneys fees, interest and all such other disbursements and relief provided under law, but shall not be entitled to punitive or exemplary damages of any kind.

12.         Modification or Amendment.  The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the respective parties.

13.         Binding on Heirs and Assigns.  This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and permitted assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party.

14.         Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

15.         No Waivers.  No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar).

16.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN HARRIS COUNTY, TEXAS EXCEPT TO THE EXTENT THAT NEVADA CORPORATE LAW CONTROLS THE MATTERS PERTAINING TO SECURITIES ISSUANCE AND CORPORATE GOVERNANCE BY OFFICERS AND DIRECTORS.

17.         Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

If to Company:	Board of Directors
675 Bering Drive, Suite 200
Houston, Texas 77057
FAX:  713-961-9338

If to Employee:	Richard Dole
318 Indian Bayou
Houston, Texas 77057

18.         Entire Contract/No Third Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto.  There are no third party beneficiaries of this Agreement.

19.         Captions for Convenience.  All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

20.         Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

21.         BINDING ARBITRATION.  ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION CONDUCTED IN HOUSTON, TEXAS, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES ("RULES") OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME THE CONTROVERSY OR CLAIM ARISES, BUT SAID ARBITRATION NEED NOT BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION.  THE ARBITRATOR, WHICH SHALL BE AGREED UPON BY THE PARTIES, SHALL HAVE JURISDICTION TO DETERMINE ANY SUCH CLAIM AND MAY GRANT ANY RELIEF AUTHORIZED BY LAW FOR SUCH CLAIM EXCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES.  EACH PARTY TO THE ARBITRATION SHALL BEAR THE INITIAL FILING FEES AND CHARGES EQUALLY, PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD REIMBURSEMENT OF ALL SUCH COSTS AND FEES TO THE PREVAILING PARTY AS A PART OF ITS AWARD.  THIS PARAGRAPH SHALL LIKEWISE BE SPECIFICALLY ENFORCEABLE IN A COURT OF COMPETENT JURISDICTION SHOULD THE PARTY NOT DEMANDING ARBITRATION REFUSE TO PARTICIPATE IN OR COOPERATE WITH THE ARBITRATION PROCESS.

EXECUTED by the undersigned as of the Effective Date set forth above.

SIGNATURES APPEAR ON FOLLOWING PAGE

PETROSEARCH ENERGY CORPORATION

By:	/s/ David Collins
David Collins, Chief Financial Officer

/s/ RICHARD D. DOLE
RICHARD D. DOLE